                                December 12, 2006

To Merrill Lynch Mortgage Investors, Inc.:

            Re:     ML-CFC 2006-4 Commercial Mortgage Trust 2006-4
                    Commercial Mortgage Pass-Through Certificates, Series 2006-4

Ladies and Gentlemen:

            We have acted as special tax counsel to Merrill Lynch Mortgage
Investors, Inc. (the "Depositor") in connection with the following transactions
(collectively, the "Transactions"):

            (i)     the sale by Merrill Lynch Mortgage Lending, Inc. ("MLML"), and the purchase by the Depositor, of certain commercial, multifamily and manufactured housing community mortgage loans (the "Merrill Mortgage
      Loans"), pursuant to the Mortgage Loan Purchase Agreement, dated as of
      December 1, 2006 (the "Merrill Mortgage Loan Purchase Agreement"), between
      MLML as seller and the Depositor as purchaser;

            (ii)    the sale by Countrywide Commercial Real Estate Finance, Inc.
      ("Countrywide"), and the purchase by the Depositor, of certain commercial, multifamily and manufactured housing community mortgage loans (the
      "Countrywide Mortgage Loans"), pursuant to the Mortgage Loan Purchase
      Agreement, dated as of December 1, 2006 (the "Countrywide Mortgage Loan
      Purchase Agreement"), between Countrywide as seller and the Depositor as purchaser;

            (iii)   the sale by IXIS Real Estate Capital, Inc. ("IXIS"), and the purchase by the Depositor, of certain commercial, multifamily and manufactured housing community mortgage loans (the "IXIS Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement, dated as of December 1,
      2006 (the "IXIS Mortgage Loan Purchase Agreement"), between IXIS as seller and the Depositor as purchaser;

            (iv)    the sale by PNC Bank, National Association ("PNC Bank";
      MLML, Countrywide, PNC Bank and IXIS, collectively, the "Mortgage Loan
      Sellers"), and the purchase by the Depositor, of certain commercial, multifamily and manufactured housing community mortgage loans (the "PNC
      Bank Mortgage Loans"; the Merrill Mortgage Loans, the Countrywide Mortgage
      Loans, the PNC Bank Mortgage Loans and the IXIS Mortgage Loans,
      collectively, the "Mortgage Loans"), pursuant to the Mortgage Loan
      Purchase Agreement, dated as of December 1, 2006 (the "PNC Bank Mortgage
      Loan Purchase Agreement"; the Merrill Mortgage Loan Purchase Agreement,
      the Countrywide Mortgage Loan Purchase Agreement, the PNC Bank Mortgage
      Loan Purchase Agreement and the IXIS Mortgage Loan Purchase Agreement,
      collectively, the "Mortgage Loan Purchase Agreements"), between PNC Bank as seller and the Depositor as purchaser;

            (v)     the creation of a common law trust (the "Trust") and the
      issuance of the ML-CFC Commercial Mortgage Trust 2006-4, Commercial
      Mortgage Pass-Through Certificates, Series 2006-4 (the "Certificates"),
      consisting of multiple classes (each, a

      "Class"), pursuant to the Pooling and Servicing Agreement, dated as of
      December 1, 2006 (the "Pooling and Servicing Agreement"), among the
      Depositor as depositor, Midland Loan Services, Inc. as master servicer no.
      1, Wells Fargo Bank National Association as master servicer no. 2, LNR
      Partners, Inc. as special servicer and LaSalle Bank National Association as trustee (the "Trustee");

            (vi)    the transfer of the Mortgage Loans by the Depositor to the
      Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates at the direction of the Depositor;

            (vii)   the sale by the Depositor, and the purchase by Merrill
      Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Countrywide
      Securities Corporation ("Countrywide Securities"), IXIS Securities North
      America Incorporated ("IXIS Securities"), PNC Capital Markets LLC ("PNC
      Capital"), Credit Suisse Securities (USA) LLC ("Credit Suisse Securities")
      and Deutsche Bank Securities Incorporated ("DBSI": DBSI, collectively with
      Merrill Lynch, Countrywide Securities, IXIS Securities, PNC Capital and
      Credit Suisse Securities in such capacity, the "Underwriters"), of certain
      Classes of the Certificates (collectively, the "Publicly Offered
      Certificates"), pursuant to the Underwriting Agreement, dated as of
      December 1, 2006 (the "Underwriting Agreement"), between the Depositor,
      Merrill Lynch (for itself and as representative of the other
      Underwriters);

            (viii)  the sale by the Depositor, and the purchase by Merrill Lynch and Countrywide Securities (collectively in such capacity, the "Initial
      Purchasers"), of certain other Classes of Certificates (collectively, the
      "Privately Offered Certificates"), pursuant to the Certificate Purchase
      Agreement, dated as of December 1, 2006 (the "Certificate Purchase
      Agreement"), between the Depositor and Merrill Lynch, for itself and as representative of Countrywide Securities; and

            (ix)    the execution and delivery of the Indemnification Agreement, dated as of December 1, 2006 (the "Indemnification Agreement"), between the Depositor, the Mortgage Loan Sellers, the Underwriters and the Initial
      Purchasers.

            In the course of our acting as special tax counsel to the Depositor as described above, we reviewed the Pooling and Servicing Agreement, the
Underwriting Agreement, the Certificate Purchase Agreement, the Mortgage Loan
Purchase Agreements and the Indemnification Agreement (collectively, the
"Agreements"). Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

            In addition, we have acted as special tax counsel to the Depositor and MLML in connection with the preparation or review of the following documents and all exhibits thereto (collectively with the Agreements, the "Relevant
Documents"):

            (a)     the Prospectus Supplement, dated December 1, 2006 (the
                    "Prospectus Supplement"), specifically relating to the
                    Publicly Offered Certificates and the Trust;

            (b)     the Prospectus, dated September 13, 2006 (the "Basic
                    Prospectus" and, together with the Prospectus Supplement,
                    the "Prospectus"), relating to

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                    publicly offered mortgage-backed securities, including
                    mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

            (c)     the Private Placement Memorandum, dated December 1, 2006
                    (the "Memorandum"), specifically relating to the Privately
                    Offered Certificates and the Trust; and

            (d)     the registration statement on Form S-3 (No. 333-130408) (the
                    "Registration Statement") filed with the Securities and
                    Exchange Commission (the "Commission").

            For purposes of rendering the opinions set forth below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for such opinions; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreements to enter into, perform under and consummate the transactions contemplated by the
Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by all parties thereto, (ix)
that each of the Agreements is the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x)
the compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, (xi) the conformity to the requirements of the
Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, of
the Mortgage Notes, the Mortgages and the other documents delivered to the
Trustee by, on behalf of or at the direction of the Depositor and the Mortgage
Loan Sellers, and (xii) the absence of any other agreement that supplements or otherwise modifies the express terms of the Agreements.

            In rendering the opinions below, we do not express any opinion concerning the laws of any jurisdiction other than the federal tax laws of the
United States of America. Furthermore, we do not express any opinion with respect to the tax laws of any particular State or with respect to any matter not expressly addressed below.

                                *       *      *

            To comply with certain Treasury regulations, we state that (i) this opinion letter

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was written to support the promotion and marketing by others of the
Certificates, (ii) this opinion letter was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person, and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                *       *      *

            Based upon and subject to the foregoing, we are of the opinion that:

                    1.    As described in the Prospectus and the Memorandum, (a)
      REMIC I will qualify as a REMIC within the meaning of the REMIC
      Provisions, and the REMIC I Regular Interests will be "regular interests"
      and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I and (b) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the Regular Certificates will be
      "regular interests" and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II.

                    2.    Grantor Trust A2-FL, Grantor Trust AJ-FL and Grantor
      Trust E will be classified as grantor trusts under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended.

            The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being rendered solely to and for the benefit of the persons to whom it is addressed in connection with the matter described above; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise delivered to or relied upon by any other person or used for any other purpose without our prior written consent; provided, however, that the recipient of this opinion letter (and each employee, representative, or other agent of such recipient) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions.

                                        Very truly yours,

                                        /s/ SIDLEY AUSTIN LLP

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